Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-121624, 333-119551, 333-118266, 333-114684, 333-112151 and
333-108120 on Form S-8 of our report dated April 3, 2006, relating to the financial statements of The Jackson Rivers Company, which appear in this Annual Report on Form 10-KSB of The Jackson Rivers Company for the year ended December 31, 2005.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 14, 2006